UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34416 (Commission File Number)	27-0186273 (IRS Employer Identification No.)

6101 Condor Drive, Moorpark, California (Address of principal executive offices)	93021 (Zip Code)

Registrant’s telephone number, including area code: (818) 224-7442

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Fourth Quarter and Year End Results

On February 5, 2014, PennyMac Mortgage Investment Trust (the “Company”) issued a press release announcing its earnings results for the fourth quarter and year ended December 31, 2013, including the information set forth below.  The Company’s independent public accountants have not completed the audit of its financial statements for the fourth quarter and the full year of 2013, and, as a result, the financial results and other information set forth below remain subject to change.

•                  For the fourth quarter 2013, the Company reported the following financial results:

•                  Diluted earnings per common share of $0.69, up 21 percent from the prior quarter.

•                  Net income of $52.7 million, up 33 percent from the prior quarter.

•                  Net investment income of $96.1 million, up 12 percent from the prior quarter.

•                  Book value per share of $20.82, down from $21.22 at September 30, 2013.  (Book value decline was driven by the shift in the dividend timings which better aligns the Company with industry peers but resulted in the declaration of two dividends during the quarter ($0.57 and $0.59). Had the fourth quarter 2013 dividend been declared in February consistent with the Company’s timing in prior periods, book value per share at December 31, 2013 would have been $21.41, as dividends reduce book value per share when declared.)

•                  Return on average equity of 14 percent, up from 11 percent for the prior quarter. (Return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period.)

•                  For the fourth quarter 2013, the Company reported the following mortgage investment and correspondent activity results:

•                  Acquired a distressed mortgage loan pool totaling $507 million in unpaid principal balance (UPB) during the quarter.

•                  Completed investments totaling $136 million in excess servicing spread on mortgage servicing rights (MSRs) acquired by PennyMac Financial Services, Inc. (PFSI)

•                  MSR portfolio reached $25.8 billion in UPB.

•                  Correspondent loan acquisitions of $5.8 billion in UPB, down 25 percent from the prior quarter. (Government loan acquisitions for the fourth quarter were $3.3 billion in UPB and were or will be sold to an affiliate, for which the Company earned or will earn a sourcing fee of 3 basis points and interest income for its holding period.)

•                  Conventional conforming and jumbo loan acquisitions of $2.4 billion in UPB, down 34 percent from the prior quarter.

•                  Correspondent interest rate lock commitments (IRLCs) of $6.0 billion, down 10 percent from the prior quarter.

•                  Conventional conforming and jumbo IRLCs of $2.6 billion, down 13 percent from the prior quarter.

•                  The Company reported the following investment activity after the fourth quarter 2013:

•                  Sold performing whole loans from the Company’s distressed investment portfolio totaling $233 million in UPB in January 2014.

•                  Agreed to acquire $351 million in UPB of nonperforming whole loans expected to settle in February 2014.  (This pending transaction is subject to negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions. There can be no assurance that the committed amounts will ultimately be acquired or that the transaction will be completed.)

•                  For the year ended December 31, 2013, the Company reported the following results:

•                  Net income of $200.2 million, up 45 percent from the prior year.

•                  Net investment income of $405.5 million, up 34 percent from the prior year.

•                  Diluted earnings per common share of $2.96, down 6 percent from the prior year; weighted average shares outstanding increased 58 percent from the prior year.

•                  Return on average equity of 15 percent, down from 16 percent for 2012.  (Return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period.)

•                  Total mortgage assets reached $3.9 billion, up 63 percent from December 31, 2012, with significant new investments in distressed whole loans, MSRs, excess servicing spread and retained interests from the securitization of prime jumbo loans.

•                  The Company earned $54.7 million in pretax income for the quarter ended December 31, 2013, a 52 percent increase from the third quarter.

•                  The following table presents the contribution of the Company’s Investment Activities and Correspondent Lending segments to pretax income:

	Quarter ended December 31, 2013
Unaudited	Investment Activities	Correspondent Lending	Intersegment Elimination	Total
	(in thousands)
Revenues:
Net gain on mortgage loans acquired for sale	$—	$13,921	$—	$13,921
Net gain on investments	47,858	—	—	47,858
Net interest income				—
Interest income	39,267	5,576	(931)	43,912
Interest expense	16,822	4,454	(931)	20,345
	22,445	1,122	—	23,567
Net loan servicing fees	12,229	—	—	12,229
Other investment (loss) income	(4,488)	3,000	—	(1,488)
	78,044	18,043	—	96,087
Expenses:
Loan Fulfillment, Servicing and Management fees payable to PennyMac Financial Services, Inc.	20,763	11,410	—	32,173
Other	8,887	298	—	9,185
	29,650	11,708	—	41,358
Pretax income	$48,394	$6,335	$—	$54,729
Total assets at period end	$3,838,828	$472,089	$—	$4,310,917

•                  The Company reported that its Investment Activities segment generated $48.4 million in pretax income on revenues of $78.0 million in the fourth quarter 2013, compared to $36.4 million and $67.2 million, respectively, in the third quarter 2013.  Net gain on investments totaled $47.9 million in the fourth quarter 2013, a 3 percent decrease from the third quarter 2013.  Net interest income, which includes income from the Company’s investments in excess servicing spread, increased by $10.0 million to $22.4 million.  Net loan servicing fees were $12.2 million, up from $6.7 million in the third quarter 2013.  Other investment losses were $4.5 million, versus losses of $1.0 million in the third quarter 2013.  Expenses were $29.7 million in the fourth quarter 2013, a decrease of 4 percent from the prior quarter, primarily due to the absence of securitization-related expenses in the fourth quarter, partially offset by higher servicing expense from a growing servicing portfolio.

•                  The Company reported that its distressed mortgage loan portfolio generated realized and unrealized gains totaling $50.6 million in the fourth quarter 2013, compared to $48.0 million in the third quarter 2013.  Of the gains in the fourth quarter 2013, $5.9 million was realized through payoffs in which collections on the loan balances were at levels higher than their recorded fair values.

The following schedule details the realized and unrealized gains on mortgage loans:

	Quarter ended
Unaudited	December 31, 2013	September 30, 2013
	(in thousands)
Valuation changes:
Performing loans	$9,897	$(15)
Nonperforming loans	34,793	41,905
	44,690	41,890
Payoffs	5,888	6,096
	$50,578	$47,986

•                  The Company reported that valuation gains totaled $44.7 million in the fourth quarter 2013, compared to $41.9 million in the third quarter 2013.  Gains on nonperforming loans, which are driven by the progression of loans closer to their resolution and changes in home prices from forecast levels, declined by 17 percent from the third quarter 2013, primarily as a result of a slowdown in the rate of home price appreciation during the fourth quarter 2013.  Performing loan gains totaled $9.9 million in the fourth quarter 2013, compared to a $15 thousand loss in the third quarter 2013.  This improvement was largely driven by a valuation gain from the pending sale of $233 million in UPB of performing loans which settled after the fourth quarter 2013, partially offset by $13.7 million of capitalized interest income resulting from loan modifications.  Capitalized interest on modifications increases interest income and tends to reduce the loan valuation.

•                  The Company reported that, during the quarter, the Company acquired and settled $507 million in UPB of nonperforming whole loans.  After the end of the quarter, the Company entered into a purchase agreement for $351 million in UPB of distressed whole loans, which is expected to settle in the first quarter of 2014.  (This pending transaction is subject to the negotiation and execution of definitive documentation, continuing due diligence, and customary closing conditions.  There can be no assurance that the committed amounts will ultimately be acquired or that the transaction will be completed.)

•                  The Company reported that, for the quarter ended December 31, 2013, its Correspondent Lending segment generated pretax income of $6.3 million, versus a $0.3 million pretax loss in the third quarter 2013.  Revenues totaled $18.0 million, a decline of 4 percent from the third quarter 2013 driven by a 10 percent reduction in IRLC volumes offset by relatively stable margins during the quarter.

•                  The Company reported that it acquired $5.8 billion in UPB of loans in correspondent lending in the fourth quarter 2013, and IRLCs totaled $6.0 billion, compared to $7.7 billion and $6.7 billion, respectively, in the third quarter 2013.  Of the correspondent lending acquisitions, conventional loans and jumbo acquisitions totaled $2.4 billion, and government insured or guaranteed loans were $3.3 billion.  Higher mortgage rates continued to cause a decline in U.S. mortgage originations for the quarter, with the top lenders reporting volume declines in excess of 35 percent.

•                  The Company reported that net gain on mortgage loans acquired for sale totaled $13.9 million in the fourth quarter 2013, an increase of $2.9 million from the third quarter 2013, offset by a $2.2 million quarter-over-quarter decline in net interest income and a $1.5 million decline in other revenue, primarily loan origination fees.  The following schedule details the net gain on mortgage loans acquired for sale:

	Quarter ended
Unaudited	December 31, 2013	September 30, 2013
	(in thousands)
Net gain on mortgage loans acquired for sale
Receipt of MSRs in loan sale transactions	$26,802	$48,958
Provision for representation and warranties	(967)	(1,474)
Cash investment(1)	(23,220)	5,444
Fair value changes of pipeline, inventory and hedges	11,306	(41,897)
	$13,921	$11,031

(1) Cash receipt at sale, net of cash hedge expense

•                  The Company reported that segment expenses declined 39 percent quarter-over-quarter to $11.7 million, due to lower loan fulfillment fee expenses from the decline in loan acquisition volume and a reduction in the fourth quarter’s average fulfillment fee.

•                  The Company reported that its MSR portfolio, which is subserviced by PFSI, grew to $25.8 billion in UPB, compared to $23.7 billion in the third quarter 2013.  Servicing fee revenue of $17.6 million was partially offset by amortization and impairment of $5.4 million, resulting in net loan servicing fees of $12.2 million, up from $6.7 million in the third quarter 2013.  The increase in net loan servicing fees was driven by a $3.1 million increase in servicing fee revenue due to MSR portfolio growth and a $1.5 million reversal of impairments from prior periods on MSRs carried at the lower of amortized cost or fair value.

The following schedule details the net loan servicing fees:

	Quarter ended
Unaudited	December 31, 2013	September 30, 2013
	(in thousands)
Net loan servicing fees
Servicing fees(1)	$17,550	$14,451
MSR recapture fee from affiliate	122	86
Effect of MSRs:
Amortization	(7,808)	(7,201)
Reversal of (provision for) impairment of MSRs carried at lower of amortized cost or fair value	1,475	(212)
Net change in fair value of MSRs carried at fair value	890	(465)
	(5,443)	(7,878)
	$12,229	$6,659

(1) Includes contractually specified servicing fees.

•                  The Company reported that expenses for the fourth quarter of 2013 totaled $41.4 million, compared to $50.0 million in the third quarter of 2013.  The decrease was largely driven by a $7.2 million decrease in loan fulfillment fees as a result of a decrease in conventional and jumbo funding volumes during the quarter and a $3.4 million decrease in other expenses due to the absence of securitization-related expenses in the fourth quarter.  Servicing expenses increased as a result of growth in the Company’s investments in MSRs created from its correspondent lending activities and in distressed whole loans.  Management fees were $8.9 million, compared to $8.5 million in the third quarter.

•                  The Company reported that it booked a provision for income taxes of $2.0 million in the fourth quarter 2013, compared to a benefit for income taxes of $3.6 million in the third quarter 2013.  This resulted in an effective income tax rate of 4%, versus an effective income tax rate benefit of 10% in the prior quarter.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in the Company’s investment objectives or investment or operational strategies; volatility in the Company’s industry, the debt or equity markets, the general economy or the residential finance and real estate markets; changes in general business, economic, market, employment and political conditions or in consumer confidence; declines in residential real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; concentration of credit risks to which the Company is exposed; the degree and nature of the Company’s competition; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities, and the performance of such entities; availability, terms and deployment of short-term and long-term capital; unanticipated increases or volatility in financing and other costs; the performance, financial condition and liquidity of borrowers; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which the Company invests; increased rates of delinquency, default and/or decreased recovery rates on the Company’s investments; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities and other investments; the degree to which the Company’s hedging strategies may protect the Company from interest rate volatility; the Company’s failure to maintain appropriate internal controls over financial reporting; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly-traded companies; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs; limitations imposed on the Company’s business and its ability to satisfy complex rules for the Company to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of its subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and the effect of public opinion on the Company’s reputation. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in the other reports and documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this Current Report on Form 8-K are current as of the date of this report only.

[Financial Tables Follow]

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

Unaudited	December 31, 2013	September 30, 2013	December 31, 2012

ASSETS
Cash	$27,411	$100,064	$33,756
Short-term investments	92,398	80,936	39,017
Mortgage-backed securities at fair value	197,401	204,914	—
Agency debt securities at fair value	—	12,578	—
Mortgage loans acquired for sale at fair value	458,137	737,114	975,184
Mortgage loans at fair value	2,076,665	1,848,656	1,189,971
Mortgage loans at fair value held by variable interest entity	523,652	536,776	—
Mortgage loans under forward purchase agreements at fair value	218,128	228,086	—
Derivative assets	7,976	18,415	23,706
Real estate acquired in settlement of loans	138,942	99,693	88,078
Real estate acquired in settlement of loans under forward purchase agreements	9,138	3,509	—
Mortgage servicing rights at lower of amortized cost or fair value	264,120	258,678	125,430
Mortgage servicing rights at fair value	26,452	10,997	1,346
Excess servicing spread purchased from PennyMac Financial Services, Inc.	138,723	2,857	—
Servicing advances	59,573	43,741	32,191
Due from PennyMac Financial Services, Inc.	6,009	113	4,829
Other assets	66,192	62,104	46,155
Total assets	$4,310,917	$4,249,231	$2,559,663

LIABILITIES
Assets sold under agreements to repurchase:
Securities	$190,861	$196,032	$—
Mortgage loans acquired for sale at fair value	424,670	670,311	894,906
Mortgage loans at fair value	1,070,105	797,715	353,805
Mortgage loans at fair value held by variable interest entity	315,744	293,772	—
Real estate acquired in settlement of loans	38,225	22,228	7,391
Borrowings under forward purchase agreements	226,580	229,841	—
Asset-backed secured financing at fair value	165,415	170,008	—
Exchangeable senior notes	250,000	250,000	—
Derivative liabilities	1,961	5,898	967
Accounts payable and accrued liabilities	71,561	34,649	48,285
Due to PennyMac Financial Services, Inc.	18,636	20,030	12,216
Income taxes payable	59,935	54,840	36,316
Liability for losses under representations and warrants	10,110	9,142	4,441
Total liabilities	2,843,803	2,754,466	1,358,327

SHAREHOLDERS’ EQUITY
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding, 70,458,082 and 70,453,326 common shares	705	705	589
Additional paid-in capital	1,384,468	1,383,082	1,129,858
Retained earnings	81,941	110,978	70,889
Total shareholders’ equity	1,467,114	1,494,765	1,201,336
Total liabilities and shareholders’ equity	$4,310,917	$4,249,231	$2,559,663

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Quarter Ended
Unaudited	December 31, 2013	September 30, 2013	December 31, 2012

Investment Income
Net gain on mortgage loans acquired for sale	$13,921	$11,031	$66,465
Loan origination fees	2,981	4,559	5,665
Net interest income
Interest income	43,912	35,278	20,284
Interest expense	20,345	19,497	9,983
	23,567	15,781	10,301
Net gain (loss) on investments	47,858	49,086	38,108
Net loan servicing fees	12,229	6,659	415
Results of real estate acquired in settlement of loans	(6,014)	(2,295)	(6,209)
Other	1,545	1,241	189
Net investment income	96,087	86,062	114,934
Expenses
Expenses payable to PennyMac Services Inc.
Loan fulfillment fees	11,087	18,327	31,809
Loan servicing fees	12,162	10,738	5,443
Management fees	8,924	8,539	4,472
Professional services	2,501	2,149	2,732
Compensation	2,095	2,292	2,102
Other	4,589	7,955	3,073
Total expenses	41,358	50,000	49,631
Income before provision for income taxes	54,729	36,062	65,303
Provision (benefit) for income taxes	2,033	(3,639)	16,065
Net income	$52,696	$39,701	$49,238

Earnings per share
Basic	$0.74	$0.61	$0.83
Diluted	$0.69	$0.57	$0.83
Weighted-average shares outstanding
Basic	70,456	64,405	58,904
Diluted	79,214	73,121	59,338

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Year ended December 31,
Unaudited	2013	2012
Net Investment Income
Net gain on mortgage loans acquired for sale	$98,669	$147,675
Loan origination fees	17,765	10,545
Net interest income:
Interest income	122,862	72,441
Interest expense	65,222	31,642
	57,640	40,799
Net gain (loss) on investments	207,758	103,649
Net loan servicing fees	32,791	(754)
Results of real estate acquired in settlement of loans	(13,491)	1,368
Other	4,386	244
Net investment income	405,518	303,526
Expenses
Expenses payable to PennyMac Financial Services, Inc:
Loan fulfillment fees	79,712	62,906
Loan servicing fees	39,413	18,608
Management fees	32,410	12,436
Professional services	8,373	6,053
Compensation	7,914	7,144
Other	23,061	9,557
Total expenses	190,883	116,704
Income before provision for income taxes	214,635	186,822
(Benefit) provision for income taxes	14,445	48,573
Net income	$200,190	$138,249

Earnings per share
Basic	$3.13	$3.14
Diluted	$2.96	$3.14
Weighted-average shares outstanding
Basic	63,426	43,553
Diluted	69,448	43,876

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2014	PENNYMAC MORTGAGE INVESTMENT TRUST

	By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer